EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly  Report of EGPI Firecreek, Inc. (the "Company") on Form 10-QSB/A for the period ending  June 30, 2005, as filed with the Securities  and Exchange  Commission on the date hereof (the  "Report"),  I,  Dennis R. Alexander,  Chief  Financial  Officer  of the Company,  certify,  pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

       Date:  August 23, 2005

         /s/ Dennis R. Alexander

         Dennis R. Alexander

         Chief Financial Officer